Exhibit 5.1
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002-6760
October 14, 2009
Plains All American Pipeline, L.P.
PAA Finance Corp.
Plains Marketing, L.P.
Plains Pipeline, L.P.
Plains Marketing GP Inc.
Plains Marketing Canada LLC
Plains Marketing Canada, L.P.
PMC (Nova Scotia) Company
Rancho LPG Holdings LLC
Pacific Energy Group LLC
Pacific L.A. Marine Terminal LLC
Rocky Mountain Pipeline System LLC
Plains Products Terminals LLC
Plains Towing LLC
Plains LPG Services GP LLC
PICSCO LLC
Plains LPG Services, L.P.
Plains Midstream GP LLC
Plains Midstream, L.P.
Lone Star Trucking, LLC
Aurora Pipeline Company Ltd.
Plains Midstream Canada ULC
(See attached addresses)
Re: Plains All American Pipeline, L.P. — Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of
     (1) common units representing limited partner interests in the Partnership (the “Units”);

     (2) debt securities, which may be co-issued by PAA Finance Corp., a Delaware corporation (“PAA Finance”), in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and
     (3) guarantees (the “Guarantees”) of the Debt Securities by Plains Marketing, L.P., a Texas limited partnership (“Plains Marketing”), Plains Pipeline, L.P., a Texas limited partnership (“Plains Pipeline”), Plains Marketing GP Inc., a Delaware corporation (“Plains Marketing GP Inc.”), Plains Marketing Canada LLC, a Delaware limited liability company (“Plains Marketing Canada LLC”), Plains Marketing Canada, L.P., an Alberta limited partnership (“Plains Marketing Canada, L.P.”), PMC (Nova Scotia) Company, a Nova Scotia unlimited liability company (“PMC Nova Scotia”), Rancho LPG Holdings LLC, a Delaware limited liability company (“Rancho Holdings”), Pacific Energy Group LLC, a Delaware limited liability company (“Pacific Energy Group”), Pacific L.A. Marine Terminal LLC, a Delaware limited liability company (“Pacific L.A. Marine”), Rocky Mountain Pipeline System LLC, a Delaware limited liability company (“Rocky Mountain Pipeline”), Plains Products Terminals LLC, a Delaware limited liability company (“Plains Products Terminals”), Plains Towing LLC, a Delaware limited liability company (“Plains Towing”), Plains LPG Services GP LLC, a Delaware limited liability company (“Plains LPG Services GP”), PICSCO LLC, a Delaware limited liability company (“PICSCO”), Plains LPG Services, L.P., a Delaware limited partnership (“Plains LPG Services”), Plains Midstream GP LLC, a Delaware limited liability company (“Plains Midstream GP”), Plains Midstream, L.P., a Delaware limited partnership (“Plains Midstream”), Lone Star Trucking, LLC, a California limited liability company (“Lone Star Trucking”), Aurora Pipeline Company Ltd., a Canadian corporation (“Aurora”) and Plains Midstream Canada ULC, an Alberta unlimited liability corporation (“Plains Midstream Canada” and, together with Plains Marketing, Plains Pipeline, Plains Marketing GP Inc., Plains Marketing Canada LLC, Plains Marketing Canada, L.P., PMC Nova Scotia, Rancho Holdings, Pacific Energy Group, Pacific L.A. Marine, Rocky Mountain Pipeline, Plains Products Terminals, Plains Towing, Plains LPG Services GP, PICSCO, Plains LPG Services, Plains Midstream GP, Plains Midstream, Lone Star Trucking and Aurora, the “Subsidiary Guarantors”). The Units, Debt Securities and Guarantees are collectively referred to herein as the “Securities.” We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Partnership’s Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.
     In rendering the opinions set forth below, we have examined and relied upon the Registration Statement, the Prospectus, the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement, the form of Subordinated Indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) filed as an exhibit to the Registration Statement, the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”), the Certificate of Limited Partnership of the Partnership (the “Certificate”) filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership, other formation documents and agreements of limited partnership, as applicable, of PAA Finance and the Subsidiary Guarantors and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the general partner of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.
     In connection with this opinion, we have assumed that
     (1) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;
     (2) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
     (3) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;
     (4) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and
     (5) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.
     Based upon and subject to the foregoing, we are of the opinion that:
     (1) With respect to the Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Units, the terms of the offering thereof and related matters and (ii) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Units will be validly issued, fully paid and non-assessable.
     (2) With respect to the Debt Securities and the Guarantees, when (i) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership, PAA Finance and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, PAA Finance and the Subsidiary Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, such Debt Securities and Guarantees will constitute valid and legally binding obligations of the Partnership, PAA Finance and the Subsidiary Guarantors, as applicable, enforceable against the Partnership, PAA Finance and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing.

     The opinions expressed herein are qualified in the following respects:
     (1) We have assumed, without independent verification, that the certificates for the Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Units.
     (2) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.
     (3) We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.
     (4) This opinion is limited in all respects to the federal laws of the United States of America, the Delaware Revised Uniform Limited Partnership Act, the Delaware General Corporation Law, the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware, and the laws of the State of New York.
     We hereby consent to the references to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.
Very truly yours,
/s/ VINSON & ELKINS L.L.P.
VINSON & ELKINS L.L.P.

Addresses:
Plains All American Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
Phone: (713) 646-4100
Fax: (713) 646-4572
PAA Finance Corp.
333 Clay Street, Suite 1600
Houston, Texas 77002
Phone: (713) 646-4100
Fax: (713) 646-4572
Plains Marketing, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
Phone: (713) 646-4100
Fax: (713) 646-4572
Plains Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
Phone: (713) 646-4100
Fax: (713) 646-4572
Plains Marketing GP Inc.
333 Clay Street, Suite 1600
Houston, Texas 77002
Phone: (713) 646-4100
Fax: (713) 646-4572
Plains Marketing Canada LLC
333 Clay Street, Suite 1600
Houston, Texas 77002
Phone: (713) 646-4100
Fax: (713) 646-4572
Plains Marketing Canada, L.P.
607 Eighth Avenue, S.W.
Suite 1400
Calgary, Alberta T2P 0A7
Canada

PMC (Nova Scotia) Company
607 Eighth Avenue, S.W.
Suite 1400
Calgary, Alberta T2P 0A7
Canada
Rancho LPG Holdings LLC
333 Clay Street, Suite 1600
Houston, Texas 77002
Phone: (713) 646-4100
Fax: (713) 646-4572
Pacific Energy Group LLC
333 Clay Street, Suite 1600
Houston, Texas 77002
Phone: (713) 646-4100
Fax: (713) 646-4572
Pacific L.A. Marine Terminal LLC
333 Clay Street, Suite 1600
Houston, Texas 77002
Phone: (713) 646-4100
Fax: (713) 646-4572
Rocky Mountain Pipeline System LLC
333 Clay Street, Suite 1600
Houston, Texas 77002
Phone: (713) 646-4100
Fax: (713) 646-4572
Plains Products Terminals LLC
333 Clay Street, Suite 1600
Houston, Texas 77002
Phone: (713) 646-4100
Fax: (713) 646-4572
Plains Towing LLC
333 Clay Street, Suite 1600
Houston, Texas 77002
Phone: (713) 646-4100
Fax: (713) 646-4572
Plains LPG Services GP LLC
333 Clay Street, Suite 1600
Houston, Texas 77002
Phone: (713) 646-4100
Fax: (713) 646-4572

PICSCO LLC
333 Clay Street, Suite 1600
Houston, Texas 77002
Phone: (713) 646-4100
Fax: (713) 646-4572
Plains LPG Services, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
Phone: (713) 646-4100
Fax: (713) 646-4572
Plains Midstream GP LLC
333 Clay Street, Suite 1600
Houston, Texas 77002
Phone: (713) 646-4100
Fax: (713) 646-4572
Plains Midstream, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
Phone: (713) 646-4100
Fax: (713) 646-4572
Lone Star Trucking, LLC
333 Clay Street, Suite 1600
Houston, Texas 77002
Phone: (713) 646-4100
Fax: (713) 646-4572
Aurora Pipeline Company Ltd.
607 Eighth Avenue, S.W.
Suite 1400
Calgary, Alberta T2P 0A7
Canada
Plains Midstream Canada ULC
607 Eighth Avenue, S.W.
Suite 1400
Calgary, Alberta T2P OA7
Canada